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                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                       OF

                      THE PB FINANCIAL SERVICES CORPORATION


                                       1.

         The name of the Corporation is: "The PB Financial Services
Corporation."

                                       2.

         The Corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

                                       3.

         The object of the Corporation is pecuniary gain and profit, and the Corporation is formed for the purpose of assisting in the formation of a bank holding company and engaging in such related and permissible activities in connection therewith as the Board of Directors may from time to time specify by resolution.

                                       4.

         The Corporation shall have the authority to issue ten million (10,000,000) shares of common stock (the "Common Stock"), $5.00 par value.

                                       5.

         The initial registered office of the Corporation shall be at 9570 Medlock Bridge Road, Duluth, Fulton County, Georgia 30096. The initial registered agent of the Corporation at such address shall be Monty G. Watson.
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                                       6.

         The mailing address of the initial principal office of the corporation is P.O. Box 933, Duluth, Georgia 30096.

                                       7.

         (a) The Board of Directors shall be divided into three (3) classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director in Class I shall be elected to an initial term of one (1) year, each director in Class II shall be elected to an initial term of two (2) years, each director in Class III shall be elected to an initial term of three (3) years, and each director shall serve until the election and qualification of his or her successor or until his or her earlier resignation, death or removal from office. Upon the expiration of the initial terms of office for each Class of directors, the directors of each Class shall be elected for terms of three (3) years, to serve until the election and qualification of their successors or until their earlier resignation, death or removal from office.

         (b) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 7 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.


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                                       8.

         (a) Except as provided in paragraph (b) of this Article 8, the Board of Directors shall have the right to adopt, amend or repeal the bylaws of the Corporation by the affirmative vote of a majority of all directors then in office, and the shareholders shall have such right by the affirmative vote of a majority of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.

         (b) Notwithstanding paragraph (a) of this Article 8, any amendment of the bylaws of the Corporation changing the number of directors shall require the affirmative vote of two-thirds (2/3) of all directors then in office or the affirmative vote of the holders of two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

                                       9.

         (a) At any shareholders' meeting with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed without cause only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.

         (b) At any shareholders' meeting with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed with cause only by the affirmative vote of the holders of at least a majority of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.


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         (c)      For purposes of this Article 9, a director of the Corporation may be removed for cause if (i) the director has been convicted of a felony;
(ii) any bank regulatory authority having jurisdiction over the Corporation requests or demands the removal; or (iii) at least two-thirds (2/3) of the directors of the Corporation then in office, excluding the director to be removed, determine that the director's conduct has been inimical to the best interests of the Corporation.

         (d) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 9 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

                                       10.

         The initial Board of Directors of the Corporation shall consist of eleven (11) members who shall be and whose addresses are:

                  Robert D. Cheeley             435 Old Homestead Trail
                                                Duluth, Georgia 30097

                  Daniel B. Cowart              4607 Armley Court
                                                Norcross, Georgia 30092

                  Paul D. Donaldson             2140 Arbor Chase
                                                Cumming, Georgia 30041

                  Charles Douglas               350 Royal Birkdale Court
                                                Duluth, Georgia 30136

                  Dexter R. Floyd               5762 Revington Drive
                                                Duluth, Georgia 30136

                  J. Edwin Howard               6569 Pleasantdale Road
                                                Doraville, Georgia 30340


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                  John J. Howard                2586 Green Valley Drive
                                                Norcross, Georgia 30071

                  J. Stephen Hurst              1260 Old Woodbine Road
                                                Atlanta, Georgia 30308

                  Charles A. Machemehl, III     130 Vintage Club Court
                                                Duluth, Georgia 30097

                  J. Paul Maggard               100 Downing Street
                                                Alpharetta, Georgia 30202

                  Monty G. Watson               305 Parian Run
                                                Duluth, Georgia 30097


                                       11.

         (a) A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages, for breach of any duty as a director, except for liability for:

                           (i) any appropriation, in violation of his or her duties, of any business opportunity of the Corporation;

                           (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

                           (iii) the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code dealing with unlawful distributions of corporate assets to shareholders; or

                           (iv) any transaction from which the director derived an improper material tangible personal benefit.

         (b) Any repeal or modification of this Article by the shareholders shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.



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         (c)      Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 11 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote thereon, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.


                                       12.

         Any action required by law or by the Bylaws of the Corporation to be taken at a meeting of the shareholders of the Corporation, and any action which may be taken at such a meeting, may be taken without a meeting, if written consent, setting forth the action so taken, is signed by persons entitled to vote at a meeting those shares having sufficient voting power to cast not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. Notice of such action without a meeting by less than unanimous written consent shall be given within ten (10) days after taking such action to those shareholders of record on the date when the written consent is first executed and whose shares were not represented on the written consent.


                                       13.

         (a) In any case in which the Georgia Business Corporation Code or other applicable law requires shareholders approval of any merger or share exchange of the Corporation with or into any other corporation, or any sale, lease, exchange or other disposition of substantially all of the assets of the Corporation to any other corporation, person or other entity, such approval shall require either:


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                           (i)      the affirmative vote of two-thirds (2/3) of
                  the directors of the Corporation then in office and the affirmative vote of a majority of the issued and outstanding shares of the corporation entitled to vote; or

                           (ii) the affirmative vote of a majority of the directors of the Corporation then in office and the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote.

         (b) The Board of Directors shall have the power to determine for the purposes of this Article 13, on the basis of information known to the Corporation, whether any sale, lease or exchange or other disposition of part of the assets of the Corporation involves substantially all of the assets of the Corporation.

                                       14.

         (a) The Board of Directors, when evaluating any offer of another party (i) to make a tender offer or exchange offer for any equity security of the Corporation, (ii) to merge or consolidate any other corporation with the Corporation, or (iii) to purchase or otherwise acquire all or substantially all of the assets of the Corporation, shall, in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation: (A) the short-term and long-term social and economic effects on the employees, customers, shareholders and other constituents of the Corporation and its subsidiaries, and on the communities within which the Corporation and its subsidiaries operate (it being understood that any subsidiary bank of the Corporation is charged with providing support to and being involved in the communities it serves); and (B) the consideration being offered by the other party in relation to the


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then-current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' then-estimate of the future value of the Corporation as an independent entity.

         (b) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 14 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote thereon, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

                                       15.

         Should any provision of these Articles of Incorporation, or any clause hereof, be held to be invalid, illegal or unenforceable, in whole or in part, the remaining provisions and clauses of these Articles of Incorporation shall remain valid and fully enforceable.

                                       16.

         The name and address of the incorporator of the Corporation is:

                             Monty G. Watson
                             5717 Fairley Hall Court
                             Norcross, Georgia  30092


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         IN WITNESS WHEREOF, the undersigned has caused these Amended and
Restated Articles of Incorporation to be executed, this ____ day of _____________, 2000.


                                      THE PB FINANCIAL SERVICES CORPORATION


                                      By:
                                         --------------------------------------
                                            Monty G. Watson
                                            President



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